Exhibit 5.1
[Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison LLP]

August 24, 2016
The Kraft Heinz Company
Kraft Heinz Foods Company
One PPG Place
Pittsburgh, PA 15222
Registration Statement on Form S-3ASR
Ladies and Gentlemen:
In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of The Kraft Heinz Company, a Delaware corporation (the “Company”), and its wholly owned subsidiary, Kraft Heinz Foods Company, a Pennsylvania corporation (“KHFC”) filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of:
1.the following securities of the Company (together, the “Company Securities”):

A.	debt securities (the “Company Debt Securities”);

B.	shares of preferred stock (including shares issued upon conversion of Company Debt Securities and upon the exercise of Company

The Kraft Heinz Company
Kraft Heinz Foods Company

Warrants or Company Purchase Contracts (each as defined below)) of the Company, par value $0.01 per share (the “Company Preferred Stock”);

C.
shares of common stock (including shares issued upon conversion of the Company Debt Securities or Company Preferred Stock and upon the exercise of Company Warrants or Company Purchase Contracts (each as defined below)) of the Company, par value $0.01 per share (the “Company Common Stock”);

D.	depositary shares representing a fractional share or multiple shares of Company Common Stock or Company Preferred Stock evidenced by depositary receipts (the “Company Depositary Shares”);

E.	warrants to purchase Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Depositary Shares or any combination of them (the “Company Warrants”);

F.
purchase contracts representing the Company’s obligation to sell Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Depositary Shares or Company Warrants (the “Company Purchase Contracts”);

G.
units consisting of any combination of two or more of Company Debt Securities, Company Preferred Stock, Company Common Stock, Company Depositary Shares, Company Warrants or Company Purchase Contracts (the “Company Units”); and

H.	guarantees of KHFC Debt Securities (as defined below) (the “Company Guarantees”);
2.the following securities of KHFC (together, the “KHFC Securities”):

A.	debt securities (the “KHFC Debt Securities”);

B.	guarantees of Company Debt Securities (the “KHFC Guarantees”);

C.	warrants to purchase KHFC Debt Securities (the “KHFC Warrants”);

D.	purchase contracts representing KHFC’s obligation to sell KHFC Debt Securities or KHFC Warrants (the “KHFC Purchase Contracts”);

The Kraft Heinz Company
Kraft Heinz Foods Company

E.	units consisting of any combination of two or more of KHFC Debt Securities, KHFC Warrants or KHFC Purchase Contracts (the “KHFC Units”).
The Company Securities and the KHFC Securities (collectively, the “Securities”) are being registered for offering and sale from time to time as provided by Rule 415 under the Act.
The Company Debt Securities and the related KHFC Guarantees are to be issued under one or more indentures to be entered into by and among the Company, the guarantors party thereto and the bank or trust company identified in such indentures as the trustee with respect to the applicable Company Debt Securities (the “Company Indentures”).
The Company Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Company Depositary Agreement”). The Company Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Company Warrant Agreement”). The Company Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Company Purchase Contract Agreement”). The Company Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Company Unit Agreement”).
The KHFC Debt Securities and the related Company Guarantees are to be issued under an indenture dated as of July 1, 2015, by and among KHFC, as issuer, the Company, as guarantor and Deutsche Bank Trust Company Americas, as successor trustee (the “KHFC Base Indenture,” and, as supplemented by the supplemental indentures described below, the “KHFC Indenture”). The KHFC Indenture, together with the Company Indentures, shall be referred to as the “Indentures.”
The KHFC Warrants are to be issued under warrant agreements, each between KHFC and a warrant agent to be identified in the applicable agreement (each, a “KHFC Warrant Agreement”). The KHFC Purchase Contracts will be issued under purchase contract agreements, each between KHFC and a purchase contract agent to be identified in the applicable agreement (each, a “KHFC Purchase Contract Agreement”). The KHFC Units are to be issued under unit agreements, each between KHFC and a unit agent to be identified in the applicable agreement (each, a “KHFC Unit Agreement”).
In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

The Kraft Heinz Company
Kraft Heinz Foods Company

1.the Registration Statement;
2.the KHFC Base Indenture (including the forms of KHFC Debt Securities included therein) (incorporated by reference into the Registration Statement as Exhibit 4.1 thereto);
3.the first supplemental indenture to the KHFC Base Indenture dated as of July 1, 2015 (governing the 2.000% Senior Notes due 2023) (incorporated by reference into the Registration Statement as Exhibit 4.2 thereto);
4.the second supplemental indenture to the KHFC Base Indenture dated as of July 1, 2015 (governing the 4.125% Senior Notes due 2027) (incorporated by reference into the Registration Statement as Exhibit 4.3 thereto);
5.the third supplemental indenture to the KHFC Base Indenture dated as of July 2, 2015 (incorporated by reference into the Registration Statement as Exhibit 4.4 thereto);
6.the fourth supplemental indenture to the KHFC Base Indenture dated as of May 24, 2016 (incorporated by reference into the Registration Statement as Exhibit 4.5 thereto); and
7.the fifth supplemental indenture to the KHFC Base Indenture dated as of May 25, 2016 (incorporated by reference into the Registration Statement as Exhibit 4.6 thereto).
In addition, we have examined (i) such corporate records of the Company including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Securities, certified by the Company as in effect on the date of this letter, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company and KHFC made in the documents reviewed by us and upon certificates of public officials and the officers of the Company and KHFC.
In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

The Kraft Heinz Company
Kraft Heinz Foods Company

We have also assumed, without independent investigation, that (i): (a) the KHFC Indenture has been duly authorized by the parties thereto (other than the Company) and has been duly executed and delivered by the parties thereto; and (b) the Indentures (other than the KHFC Indenture) will be duly authorized, executed and delivered by the parties to them and the Indentures will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Company Debt Securities, the KHFC Guarantees, the Company Depositary Agreements, the Company Warrant Agreements, the KHFC Warrant Agreements, the Company Purchase Contract Agreements, the KHFC Purchase Contract Agreements, the Company Unit Agreements, the KHFC Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) the KHFC Indenture constitutes, and each other Operative Agreement, when so authorized, executed and delivered, will constitute, a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) the Company Debt Securities, the KHFC Guarantees, the Company Depositary Shares, the Company Warrants, the KHFC Warrants, the Company Purchase Contracts, KHFC Purchase Contracts, the Company Units, the KHFC Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) KHFC is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (vi) KHFC has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements and the Securities, (vii) the execution, delivery and performance of the Operative Agreements and the Securities by KHFC does not violate any organizational documents of KHFC or the laws of its jurisdiction of incorporation and (viii) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company or KHFC is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or KHFC.
With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company and KHFC, the laws of the State of New York and their jurisdictions of incorporation and any applicable Operative Agreement, (ii) prior to the issuance of a series of Company Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Company Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company and KHFC, as applicable, and, in the case of Company Debt Securities, KHFC Debt Securities, Company Depositary Shares, Company Warrants, KHFC Warrants, Company Purchase Contracts, KHFC Purchase Contracts, Company Units and KHFC Units, duly authenticated or delivered by the

The Kraft Heinz Company
Kraft Heinz Foods Company

applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration, and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.
Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:
1.When the specific terms of a particular issuance of Company Debt Securities (including any Company Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Company Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Company Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
2.When the specific terms of a particular issuance of Company Debt Securities and any related KHFC Guarantees have been duly authorized by the Company and KHFC and such Securities have been duly executed, authenticated, issued and delivered, such KHFC Guarantees will constitute legal, valid and binding obligations of KHFC enforceable against KHFC in accordance with their terms.
3.    Upon due authorization by the Company of the issuance and sale of shares of a series of Company Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Company Preferred Stock will be validly issued, fully paid and non-assessable.
4.    Upon due authorization by the Company of the issuance and sale of shares of Company Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Company Common Stock will be validly issued, fully paid and non-assessable.
5.    When Company Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Company Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Company Common Stock or Company Preferred Stock, such Company Depositary Shares will entitle the holders thereof to the rights specified in the Company Depositary Agreement.
6.    When the specific terms of a particular issuance of Company Warrants have been duly authorized by the Company and such Company Warrants have been duly executed, authenticated, issued and delivered, such Company Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The Kraft Heinz Company
Kraft Heinz Foods Company

7.    When any Company Purchase Contracts have been duly authorized, executed and delivered by the Company, such Company Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
8.    When the Company Units have been duly authorized, issued and delivered by the Company, the Company Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
9.    When the specific terms of a particular issuance of KHFC Debt Securities have been duly authorized by KHFC and such KHFC Debt Securities have been duly executed, authenticated, issued and delivered, such KHFC Debt Securities will constitute legal, valid and binding obligations of KHFC enforceable against KHFC in accordance with their terms.
10.    When the specific terms of a particular issuance of KHFC Debt Securities and any related Company Guarantees have been duly authorized by KHFC and the Company and such Securities have been duly executed, authenticated, issued and delivered, such Company Guarantees will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.
11.    When the specific terms of a particular issuance of KHFC Warrants have been duly authorized by KHFC and such KHFC Warrants have been duly executed, authenticated, issued and delivered, such KHFC Warrants will constitute legal, valid and binding obligations of KHFC enforceable against KHFC in accordance with their terms.
12.    When any KHFC Purchase Contracts have been duly authorized, executed and delivered by KHFC, such KHFC Purchase Contracts will constitute legal, valid and binding obligations of KHFC enforceable against KHFC in accordance with their terms.
13.    When the KHFC Units have been duly authorized, issued and delivered by KHFC, the KHFC Units will constitute legal, valid and binding obligations of KHFC enforceable against KHFC in accordance with their terms.
The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The Kraft Heinz Company
Kraft Heinz Foods Company

The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP